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                                                                    EXHIBIT 23.4

The Board of Directors
Parker Drilling Company:


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Parker Drilling Company (File No. 333-22987) of our report dated September 27, 1996, with respect to the balance sheets of Quail Tools, Inc. as of December 31, 1995 and 1994, and the related statements of earnings and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of Parker Drilling Company dated January 6, 1997. Our report refers to the adoption in 1994 of the method of accounting for certain investments in debt and equity securities prescribed by Statement of Financial Accounting Standards No. 115.


     We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

New Orleans, Louisiana

March 26, 1997